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               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of SC Acquisition Corp. of our report dated February 2, 1996, except as to Note 18, which is as of February 29, 1996, relating to the financial statements of SDN Bancorp, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" which appears in such Prospectus.


Price Waterhouse LLP

Los Angeles, CA
July 1, 1996